EXHIBIT 99.1


                            Greater Community Bancorp
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com
                            ------------------------

                              FOR IMMEDIATE RELEASE

                            Greater Community Bancorp
                             Declares Cash Dividend

TOTOWA, NJ - September 22, 2004 - At its regular meeting held September 21, 2004, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a per share cash dividend of $0.12 on its outstanding common stock, payable October 29, 2004 to shareholders of record on October 15, 2004.

About the Company

Greater Community Bancorp is an $800 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company, through its bank subsidiary, Greater Community Bank, owns a non-bank subsidiary Highland Capital Corp., an equipment leasing and financing subsidiary. Greater Community Financial is a division of Greater Community Bank.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.


Contact:
Greater Community Bancorp
Anthony M. Bruno, Jr., Chairman and CEO
(973) 942-1111 Ext. 1001
anthony.bruno@greatercommunity.com